SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT TO LEASE AGREEMENT ("Second Amendment") dated February 24, 1998, is between University Associates Limited, L.L.P., a Florida limited partnership by BBM Management, L.L.C. ("Landlord") and Anda Generics, lnc. ("Tenant").

                                    RECITALS

A. Landlord and Tenant entered into that certain Lease ("Lease"), on April 24, 1986 for that certain Space #21 in that shopping center known as University Park Plaza.

B. Landlord and Tenant now desire to amend the Lease Agreement as provided in this Second Amendment.

                                    AGREEMENT

NOW THEREFORE, in consideration of the promises and of the mutual covenants of the parties hereto, and for other good and valuable consideration, the parties hereto mutually covenant and agree as follows:

1. Landlord herein grants Tenant the right and privilege of extending the Lease Agreement for three (3) additional six (6) month options, the first of which shall commence November 15, 1998.

2. Tenant acknowledges that in the event Tenant should exercise the right to extend the Lease for either of the additional option periods, that all terms and conditions of said options shall be in accordance with Rider to Lease including but not limited to (a) Notice to Landlord of Tenant's intention to exercise its right to extend the lease term and
         (b) The Minimum Base Rent shall adjust in accordance with the Consumer Price Index as set forth in the Rider to Lease and such rent adjustment shall occur at the beginning of each option period and shall increase the Minimum Base Rent by amount of not less than one and one half (1.5%) percent nor greater than three and one-half (3.5%) percent above the then current base rent.

3. Tenant acknowledges and reaffirms that the rent is due and payable on the first day of each calendar month.

4. All other terms and conditions of the Lease Agreement shall remain in full force and effect.


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         IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below.

WITNESSES:                                  LANDLORD:  University Associates
                                            Limited, L.L.P., a Florida limited
                                            partnership by BBM Management L.L.C.

/S/                                         By: /S/
--------------------------------                --------------------------------
                                                Manager

/S/BELINDA PEREZ                            Dated:FEBRUARY 24, 1998
--------------------------------
WITNESSES:                                  TENANT:  Anda Generics, Inc.

/S/ALLISON A. LICHTER                       By: /S/SCOTT LODIN
--------------------------------                --------------------------------

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